                                                                    EXHIBIT 99.3

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of smoking and health class actions, health care cost recovery actions, Proposition 65 actions and asbestos contribution actions currently scheduled for trial through 2000 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.


                 CASE                                   TYPE OF ACTION                   TRIAL DATE
                 ----                                   --------------                   ----------

Engle, et al. v. R.J. Reynolds Tobacco    Smoking and Health Class Action              In Progress
Co., et al.

Iron Workers Local Union No. 17           Health Care Cost Recovery Action             In Progress
Insurance Fund, et al. v. Philip
Morris, Inc., et al.

The People of the State of California,    Proposition 65 Action                        June 28, 1999
et al. v. Brown & Williamson Tobacco
Corporation, et al.

Clay, et al. v. The American Tobacco      Smoking and Health Class Action              August 1999
Company, Inc., et al.                                                                  Specific Date to be Set

Northwest Laborers-Employers Health and   Health Care Cost Recovery Action             September 7, 1999
Security Trust Fund, et al. v. Philip
Morris, Inc., et al.

Robert A. Falise, et al. v. The           Asbestos Contribution Action                 November 18, 1999
American Tobacco Company, et. al.

Blue Cross and Blue Shield of New         Health Care Cost Recovery Action             January 10, 2000
Jersey, Inc., et al. v. Philip Morris,
Incorporated, et al.

Richardson, et al. v. Philip Morris       Smoking and Health Class                     February 4, 2000
Incorporated, et al.                      Action

Thomas and Owens Corning v. R.J.          Asbestos Contribution Action                 February 14, 2000
Reynolds Tobacco Company, et al.

Carpenters & Joiners Welfare Fund, et     Health Care Cost Recovery Action             March 1, 2000
al. v. Philip Morris Incorporated, et
al.


                 CASE                                   TYPE OF ACTION                   TRIAL DATE
                 ----                                   --------------                   ----------

Conwed Corporation and Leucadia, Inc.     Health Care Cost Recovery Action             March 1, 2000
v. RJ Reynolds Tobacco Company, et al.

Group Health Plan, et al. v. Philip       Health Care Cost Recovery Action             March 1, 2000
Morris, Inc., et al.

Thompson, et al. v. American Tobacco      Smoking and Health Class Action              March 1, 2000
Company, Inc., et al.

West Virginia--Ohio Valley Area           Health Care Cost Recovery                    March 7, 2000
International Brotherhood of Electrical   Action
Workers Welfare Fund v. The American
Tobacco Company, et al.

National Asbestos Workers Medical Fund,   Health Care Cost Recovery Action             April 5, 2000
et al. v. Philip Morris
Incorporated, et al.

West Virginia Laborers' Pension Fund,     Health Care Cost Recovery                    June 6, 2000
et al. v. Philip Morris, Inc., et al.     Action

Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in one case, the Company, that are currently scheduled for trial through the end of the year 2000.

1999              2000
----              ----

May (2)           March (1)

June (2)          April (1)

September (1)     May (1)

October (1)       September (1)



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